EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have issued our reports dated August 29, 2013 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended June 30, 2013 of Contango Oil & Gas Company, which are incorporated by reference in this Post-Effective Amendment No. 2 to Form S-4 on Form S-8 Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Houston, Texas

October 8, 2013